Exhibit 99.2

Gogoro® © 2022 Gogoro® © 2022 Business Update March 2022

Gogoro® © 2022 Gogoro® © 2022 2 Disclaimer Forward Looking Statements: This communication contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”) that are based on beliefs and assumptions and on information currently available to Poema Global Holdings Corp. (“Poema Global”) and Gogoro Inc. (“Gogoro”). In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including financial results for 2021, financial projections including revenue projections for 2022, projections of market opportunity and market position, the ability of Gogoro’s business model to be successful in the future, the capability of Gogoro’s technology, Gogoro’s business plans including its plans to expand globally, the potential benefits of Gogoro’s partnerships, and statements by Gogoro’s Chief Executive Officer and Chief Financial Officer, are forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of Poema Global and Gogoro believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of Poema Global and Gogoro cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there are risks and uncertainties described in the definitive proxy statement/final prospectus relating to the proposed transaction and other documents filed, or to be filed, by Gogoro or Poema Global from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Neither Poema Global nor Gogoro can assure you that the forward-looking statements in this communication will prove to be accurate. There may be additional risks that neither Poema Global nor Gogoro presently know or that Poema Global and Gogoro currently believe are immaterial that could also cause actual results to differ from those contained in the forward looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Poema Global, Gogoro, their respective directors, officers or employees or any other person that Poema Global and Gogoro will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent the views of Poema Global and Gogoro as of the date of this communication. Subsequent events and developments may cause those views to change. However, while Poema Global and Gogoro may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Poema Global or Gogoro as of any date subsequent to the date of this communication. Financial Information: The financial information included in this communication is unaudited and does not conform to Regulation S-X. Gogoro is in the process of completing audits with respect to financial statements for 2021. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement, registration statement, or prospectus that Gogoro may file with the SEC. You should review the Gogoro’s audited financial statements when they become publicly available. In addition, all of Gogoro’s 2021 historical financial information included herein is preliminary and subject to change. Important Additional Information and Where to Find It: In connection with the proposed transaction, Gogoro has filed a registration statement on Form F-4 with the SEC, which includes a preliminary prospectus with respect to Gogoro’s securities to be issued in connection with the proposed transaction. The registration statement was declared effective by the SEC on March 17, 2022, and the final prospectus was filed with the SEC on March 17, 2022. Poema Global has mailed the definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed transaction. Poema Global’s shareholders and other interested persons are encouraged to read the definitive proxy statement/final prospectus, as well as other documents filed, or to be filed, with the SEC, because these documents contain, or will contain, important information about Poema Global, Gogoro and the proposed transaction. Shareholders of Poema Global are also able to obtain a copy of the definitive proxy statement/final prospectus, and other documents filed with the SEC without charge, by directing a request to: 101 Natoma St., 2F, San Francisco, CA 94105. The definitive proxy statement/final prospectus can also be obtained, without charge, at the SEC’s website (www.sec.gov). Participants in the Solicitation: Poema Global and Gogoro and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Poema Global and their ownership is set forth in Poema Global’s filings with the SEC, including its Form 10-K for the year ended December 31, 2020 and subsequent filings under Section 16 of the Exchange Act or on Form 10-Q. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Poema Global’s shareholders in connection with the potential transaction is set forth in the definitive proxy statement/final prospectus. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to: 101 Natoma St., 2F, San Francisco, CA 94105. No Offer or Solicitation: This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Poema Global or Gogoro, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Gogoro® © 2022 Gogoro® © 2022 “With leading partnerships, innovative technologies and successful commercialization, Gogoro is well positioned to be a catalyst for the electric transition of more than a half billion two-wheel vehicles in Asia. In 2021, we continued to strengthen our leadership position in the market, successfully executed our business plan and surpassed our forecasts*. Gogoro is well positioned to create shareholder value through our growing partnerships in Greater China, India and Indonesia.” Horace Luke Founder, CEO and Chairman Gogoro - Business Update *Unaudited and preliminary information. See Disclaimer on Slide 2 under "Financial Information”.

Gogoro® © 2022 Gogoro® © 2022 “Despite the challenges of a global pandemic and all the associated impacts on customers, lifestyles, supply chains, and traffic, Gogoro outperformed our forecasted results for 2021*. We’re delivering top-line growth by increasing both our accumulating subscriber base and hardware sales, while expanding our partnerships for global scale. We not only executed in 2021, but we’re confident we’ll deliver to our financial forecasts for 2022.” Bruce Aitken Chief Financial Officer Gogoro - Business Update *Unaudited and preliminary information. See Disclaimer on Slide 2 under "Financial Information”.

Gogoro® © 2022 Gogoro® © 2022 Gogoro® © 2022 5 Executive Summary Beat 2021 Revenue forecast by ~10%* Q3 & Q4 showed strong MoM growth in sales Covid impact in Q2/Q3 was largely recovered by Q4 Executed to 2021 Plans/Strategies Taiwan market plans delivered ~11% PBGN total Market Share, ~15% in top 3 urban centers Grew to 2,200+ installed GoStations, >450k cumulative subscribers Delivered on International Growth Initiatives Partnerships with large influential players announced in India, China, Indonesia Partnerships in Taiwan for manufacturing expansion, plus single-battery and 3-wheel vehicles Gogoro - Business Update *Unaudited and preliminary information. See Disclaimer on Slide 2 under "Financial Information”.

Gogoro® © 2022 Gogoro® © 2022 6 The world is shifting, we’re in the right place at the right time. Governments engage proactive ePTW policies OEM’s expand ePTW portfolio and channels Increased EV adoption in emerging markets Gogoro - Business Update

Gogoro - Business Update

Building blocks to execution

GOGORO SOLUTIONS

1

End-to-end technology & UX

We built our technology and systems from the ground up

- Diversified GDK platforms, new segments & price points
- 2W & 3W models available; powered by 1, 2, or 4 Gogoro batteries
- 1M batteries manufactured

GOGORO NETWORK

2

Proven & ready to scale

At scale deployment in Taiwan, ready for expansion

- 450,000+ subscribers in TW Increase (+23% YoY)
- 2,200+ GoStations in Taiwan
  More GoStations than Gas Stations
- >140 GoStations in China, growing + adding new cities.

BUSINESS MODEL

3

High attach & recurring revenue

Deeply integrated hardware, software and services model secures a long-term subscriber

- Continued historical performance indicating 50% of revenue up front in HW sale, 50% recurring over Gogoro vehicle ownership
- Steady, YOY increase in total network revenue as subscribers increase
- Predictable/consistent ARPU

EXPANSION

4

Partners in world's largest PTW markets

We're partnering with the region's leading EV and ICE 2-wheel vehicle makers

- 10 Brands 47 PBGN Models including 2W market leaders
- Large manufacturing partnership
- MOUs in Indonesia include private/public partners

Gogoro® ©2022 7

2021 Business Update

2021 Partnership Highlights

APRIL

Hero + Gogoro

Partnering with the world's largest ICE OEM in India.



221M

Total two-wheelers in INDIA

MAY

DCJ + Yadea + Gogoro

Partnering with world's largest ePTW & China's largest ICE OEM's



300M

Total two-wheelers in CHINA

JUNE

Foxconn + Gogoro

Partnering with world's leader in precision electronics manufacturing.



Production capacity

WORLDWIDE

NOVEMBER

Gojek + Gogoro

Partnering with top delivery and infrastructure leaders in Indonesia



111M

Total two-wheelers in

INDONESIA

Gogoro® ©2022 8

Gogoro® © 2022 Gogoro® © 2022 9 2021 Business Update Expansion is well underway Indonesia partners adopt Gogoro technology 1,000,000 Battery Packs Produced Gogoro Network LIVE in 3 cities in China 10 OEMs 47 SKUs One Platform

Gogoro® © 2022 Gogoro® © 2022 10 2021 Business Update Our progress is breaking through. CNBC Asia on PIPE with Hero and Engine No. 1 Hero’s partner Gogoro wants more OEM’s onboard, in talks with Foxconn for battery production Gogoro has signed MOU with Indonesian EV company Electrum founded by Gojek & TBS Energy Utama

2021 Business Update

Gogoro 2022 Macro Priorities

Vehicles + Hardware
TAIWAN + INTERNATIONAL

Forecast:

~$365m Revenue

Achieved via:

Coverage (Channel Expansion)
Include traditional scooter retail channel

Penetration (Enlarged prospect pool) Via exciting engagement opportunities

Increase B2B/B2G (Enterprise Sales) As local entities embrace the move to EV

Gogoro Solutions
TAIWAN + INTERNATIONAL

Invest in new products & markets

Achieved via:

Diversified Product Offering
Continue to broaden and deepen the product offerings

Launch Product in China/India
Collaborate with partners to offer multiple vehicle SKUs in China
Launch HMC vehicle in India

Future Solutions – B2B, 3W, +
Showcase what Gogoro enables

Gogoro Network
TAIWAN + INTERNATIONAL

Forecast:

~$135m Revenue

Achieved via:

Enhanced Customer Experience
Increased station density and efficient platform management

Optimize Network Efficiency
Accumulating subscriber base

Expand GN in China/India/Indonesia
6 cities activated in China, network operational in India and Indonesia Pilot

Gogoro® ©2022 11

Gogoro® © 2022 Gogoro® © 2022 12 2021 Business Update 2022 Revenue Forecast 439 364 369 500 2019 2020 2021 2022 Gogoro Total Revenue ~10% 2021 $500M ~10%* Expected Revenue $327M Revenue Forecast Revenue Forecast 2022 2021 ( Millions USD ) *2021 Financial audit not completed, figures subject to adjustment 327